Exhibit 10.2

DEMAND SECURED PROMISSORY NOTE

Alpharetta, Georgia

Date: March 27, 2014

$3,500,000.00

FOR VALUE RECEIVED, the undersigned (hereinafter individually, collectively, interchangeably and jointly and severally referred to as "Borrower") promises to pay on demand to the order of Presidential Financial Corporation (the “Lender”) at the Lender's main office in Alpharetta, Georgia, or at such other place as Lender may designate, the principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) or so much thereof as may from time to time be unpaid and outstanding, together with interest per annum thereon at the rate of five percent (5%) (the “Percentage Rate”) above the greater of (a) the prime rate of interest quoted in The Wall Street Journal from time to time (the “Wall Street Journal Prime”), or (b) three point two-five percent (3.25%) (the “Prime Rate Floor”). Notwithstanding the interest payable, Borrower will pay to the Lender interest based on a minimum assumed outstanding principal balance of Five Hundred Thousand and No/100 Dollars ($500,000.00) (whichever rate is applicable from time to time shall be referred to herein as the “Interest Rate”).

In the event that Borrower maintains a minimum Fixed Charge Coverage Ratio of 1.25:1 based on the September 30, 2014 audited financial statements (as defined in the Loan Agreement) and no Event of Default has occurred, Borrower may request a reduction in the Percentage Rate to four percent (4%) (“the Adjusted Percentage Rate”) to take effect on the first day of the following month, provided no Event of Default has occurred or exists. If Borrower does not maintain a minimum Fixed Charge Coverage Ratio of 1.25:1, the effective Adjusted Percentage Rate will return to five percent (5%).

If Wall Street Journal Prime becomes unavailable during the term of this Note, Lender may designate a substitute index. The initial interest rate hereunder shall be eight point two-five percent (8.25%). The interest rate hereunder shall adjust on the published effective date of any change in Wall Street Journal Prime (or any substitute index). All payments received will first be applied to interest and other charges due and owing to the Lender, and any remaining amount shall then be applied to principal.

This Demand Secured Promissory Note (this “Note”) is the Demand Secured Promissory Note referred to in, is secured by the collateral in which Borrower granted a security interest under, and is entitled to the benefits of, the Loan and Security Agreement executed by Borrower in favor of Lender contemporaneously herewith (the “Loan Agreement”). Lender, from time to time, shall make advances and re-advances as may be requested by Borrower and accept payments in accordance with and subject to the provisions of this Note and the Loan Agreement. The amount outstanding under this Note may vary from time to time by increases of up to the maximum principal amount stated above plus accrued interest, other charges and expenses, and decreases down to no outstanding principal or accrued interest, other charges and expenses.

The interest rate on the principal indebtedness evidenced by this Note is as stated above. All other fees and charges paid in connection with this Note by Borrower to the Lender are payments for the services of originating, booking, servicing and maintaining the loan and other administrative services (including, but not limited to, periodic audits) as set forth in O.C.G.A. Section 7-4-2(A) (1) and do not constitute fees for the use of money. Interest herein shall accrue daily and be and is due and payable on the last day of each month.

The parties agree that, and Borrower instructs Lender that, interest and other charges provided for herein, Shall accrue daily and be paid by advances hereunder and charged to Borrower’s loan account with Lender on the last day of the month; PROVIDED, ALL AMOUNTS CHARGEABLE TO OR REIMBURSABLE BY BORROWERS UNDER SECTION 2.4 IN THE LOAN AGREEMENT SHALL BECOME DUE AND PAYABLE BY BORROWER UPON DEMAND TO LENDER. Such advances shall thereafter bear interest and be subject to other charges upon the same terms as other advances hereunder, and such advances are agreed by the parties to be principal pursuant to O.C.G.A. Section 7-4-2(A)(3). Borrower specifically agrees, by execution of this Note, to this treatment of all accrued but unpaid interest and other charges under this Note and the loan agreement.

All computations of interest shall be calculated on a daily basis upon the unpaid balance with each day representing 1/360th of a year. Each advance under this Note shall be added to the outstanding balance under this Note and shall accrue interest commencing on the effective date of the transfer of the advance proceeds originated by Lender or the date of issue of the check or other payment instrument by Lender disbursing the advance proceeds, regardless of the date Borrower actually obtains access to the funds. Upon and after Lender’s sending notice to Borrower that Borrower is in default under this Note or the Loan Agreement, in lieu of the above-described Interest Rate, the Borrower agrees to pay interest at a Default Interest Rate of Prime plus eight percent (8%), and interest under this Note shall thereafter be calculated using the Default Interest Rate.

It is the intention of Lender and Borrower to conform strictly to any applicable laws. Accordingly, if the transactions contemplated hereby would violate applicable law governing the Highest Lawful Rate (as defined below), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other agreement entered into in connection with or as security for or guaranteeing this Note, the following will apply: the aggregate of all payments which constitute interest under applicable law that is contracted for, taken, reserved, charged, or received by Lender under this Note or the Loan Agreement or under any other agreement entered into in connection with or as security for or guaranteeing this Note shall under no circumstances be in an amount or at a rate that would otherwise cause a violation of law or exceed the Highest Lawful Rate (as defined below), and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Lender, be credited by Lender on the principal amount of any indebtedness owed to Lender by Borrower or refunded by Lender to Borrower.

“Highest Lawful Rate” means the maximum interest rate that at any time or from time to time may be lawfully contracted for, taken, reserved, charged, or received on amounts due to Lender, under laws applicable to Borrower or Lender with regard to this Note that are presently in effect or, to the extent allowed by law, under such applicable laws that then allow a higher maximum lawful rate than applicable laws now allow.

Any act of default by Borrower under the Loan Agreement and any default by Borrower under its obligations under the Loan Agreement shall constitute a default under this Note; provided, however, that neither this provision, any other provision of this Note, or any provision of any other agreement between Lender and Borrower is intended to or shall in any way limit, prejudice or otherwise affect the demand nature of this Note. Lender shall have the absolute and unconditional right to demand payment of this Note in Lender’s discretion at any time, regardless of the existence of any provision hereof or of any compliance or noncompliance by Borrower with any such provision. Time is of the essence of this Note.

Borrower hereby waives demand, presentment, notice, protest and notice of dishonor and diligence in collection or bringing suit and agrees that Lender may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby. Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States, the State of Georgia, or any other state or jurisdiction. Lender shall not be deemed to waive or have waived any of its rights hereunder unless such waiver be in writing and signed by Lender, and no failure, delay or omission by Lender in exercising any of its rights shall operate as a waiver of such rights. A waiver by Lender in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

Borrower agrees to pay reasonable attorneys’ fees and costs incurred by Lender in collecting or attempting to collect this Note, whether by suit or otherwise. Attorney’s fees relating to collection for which Borrower shall be responsible to reimburse Lender shall be equal to the lesser of: (a) actual fees and expenses or (b) fifteen percent (15%) of the principal and interest owed hereunder at the time of commencement of collection activities or the maximum amount permitted by law then in effect.

The word "Borrower" as used herein shall include the plural, should more than one execute this Note; the masculine and feminine gender, regardless of the sex of Borrower or any of them; partnerships, corporations, and other legal entities, should such an entity execute this Note; and the heirs, legal representatives, successors and assigns of Borrower. The undersigned, if more than one, shall be jointly and severally liable hereunder and all provisions hereof shall apply to each of them. The word "Lender" as used herein shall when the circumstances or context requires, include the plural and the successors and assigns of Lender.

The loan evidenced hereby has been made and this Note has been made and delivered in the State of Georgia. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon Borrower (and each one of them, if more than one) and Borrower’s heirs, legal representatives, successors and assigns (and each one of them, if more than one). If this Note contains any blanks when executed by Borrower, Lender is hereby authorized, without notice to Borrower, to complete any such blanks according to the terms upon which the loan or loans were granted.

To induce Lender to make the loan evidenced by this Note, the Borrower (i) irrevocably agrees that all actions by Borrower arising directly or indirectly as a result or in consequence of this Note or any other agreement with Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the County of Fulton, State of Georgia; (ii) hereby consents to the exclusive jurisdiction and venue of any state or federal court located and having its situs in said county; and (iii) waives any objection based upon forum non-conveniens. Notwithstanding the foregoing, nothing contained in this paragraph shall prevent Lender from bringing any action or exercising any rights against Borrower, any guarantor, any security for the Note, or any of Borrower’s or any guarantor’s properties in any other county, state or jurisdiction. Initiating such action or proceeding or taking any such action in any other state or jurisdiction shall in no event constitute a waiver by Lender of any of the foregoing. IN ADDITION, LENDER AND THE BORROWER (OR ANY ONE OF THEM, IF MORE THAN ONE) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY THE BORROWER OR LENDER WHICH MAY IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISE OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE BORROWER AND LENDER.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by its duly authorized officers, or has signed this Note as the case may be, and has delivered this Note to Lender, the day and year first above written.

THE JANEL GROUP OF ILLINOIS, INC.

By: /s/ Ruth Werra ________________

Ruth Werra, Secretary

THE JANEL GROUP OF GEORGIA, INC.

By: /s/ Ruth Werra _________________

Ruth Werra, Secretary

THE JANEL GROUP OF LOS ANGELES, INC.

By: /s/ Ruth Werra_________________

Ruth Werra, Secretary

STATE OF __New York______

COUNTY OF _Nassau_______

Ruth Werra personally appeared

and acknowledged the foregoing before

me this _27 day of March, 2014

/s/ Audrey T. Rieman__________________

Notary Seal

My commission expires _March 30, 2015__

JANEL WORLD TRADE, LTD.

By: /s/ Ruth Werra _________________

Ruth Werra, Secretary

THE JANEL GROUP OF NEW YORK, INC.

By: /s/ Ruth Werra____ _________

Ruth Werra, Secretary

JANEL FERRARA LOGISTICS, LLC

By: Janel World Trade, Ltd., Sole Member

By: /s/ Ruth Werra ____________

Ruth Werra, Secretary